UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2016

Gladstone Land Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-35795	54-1892552
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive , Suite 100, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	7032875893

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 3, 2016, Gunbarrel Road Alamosa, LLC (the "Purchaser"), a wholly owned subsidiary of Gladstone Land Limited Partnership (the "Operating Partnership"), the operating partnership of Gladstone Land Corporation (the "Company"), closed on the acquisition (the "Acquisition") of approximately 6,190 acres of real property located in Saguache County, Colorado, as well as certain personal property and improvements (collectively, the "Property"), for (i) approximately $19.3 million in cash, funded primarily by the issuance of two bonds totaling approximately $15.5 million under the Company’s facility with Federal Agricultural Mortgage Corporation, and (ii) approximately $6.6 million in units of limited partnership of the Operating Partnership (the "OP Units"), constituting an aggregate 745,879 OP Units. The Purchaser acquired the Property from SAM Investments, Inc., Mountain Valley Produce, L.L.C., and Ernest and Virginia Myers (collectively, the "Sellers"). The Sellers are not related parties to the Company or its affiliates and do not have material relationships with the Company or its affiliates, other than in respect of the Acquisition.

In addition, the Purchaser entered into an agricultural lease with M&M Grain and Produce, LLC, an affiliate of the Sellers (the "Lease"). The Lease is a 5-year, triple-net lease that provides for annual rent escalations and includes one 5-year extension.

The Company previously announced its entry into the Acquisition under Item 9B of its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 23, 2016. The foregoing description of the Acquisition is not complete and is subject to, and qualified in its entirety by, the full text of those certain Agreements for Purchase and Sale and Contribution Agreements, each of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 3, 2016, the Company issued a press release (the "Press Release") announcing the closing of the Acquisition. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

Exhibit
No. Description

10.1 Agreement of Purchase and Sale, dated February 11, 2016, between Gunbarrel Road Alamosa, LLC, and Ernest and Virginia Myers
10.2 Agreement of Purchase and Sale, dated February 17, 2016, between Gunbarrel Road Alamosa, LLC, and SAM Investments, Inc.
10.3 Contribution Agreement, dated February 17, 2016, by and among Gunbarrel Road Alamosa, LLC, Gladstone Land Corporation, Gladstone Land Partners, LLC, Gladstone Limited Partnership and SAM Investments, Inc.
10.4 Contribution Agreement, dated February 17, 2016, by and among Gunbarrel Road Alamosa, LLC, Gladstone Land Corporation, Gladstone Land Partners, LLC, Gladstone Limited Partnership and Mountain Valley Produce, L.L.C.
99.1 Press Release, dated March 3, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

March 9, 2016	By:	/s/ Lewis Parrish

Name: Lewis Parrish
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement of Purchase and Sale, dated February 11, 2016, between Gunbarrel Road Alamosa, LLC, and Ernest and Virginia Myers
10.2	Agreement of Purchase and Sale, dated February 17, 2016, between Gunbarrel Road Alamosa, LLC, and SAM Investments, Inc
10.3	Contribution Agreement, dated February 17, 2016, by and among Gunbarrel Road Alamosa, LLC, Gladstone Land Corporation, Gladstone Land Partners, LLC, Gladstone Limited Partnership and SAM Investments, Inc.
10.4	Contribution Agreement, dated February 17, 2016, by and among Gunbarrel Road Alamosa, LLC, Gladstone Land Corporation, Gladstone Land Partners, LLC, Gladstone Limited Partnership and Mountain Valley Produce, L.L.C.
99.1	Press Release, dated March 3, 2016